EXHIBIT 10.3.2
AMENDMENT NO. 2 TO
1993 STOCK OPTION AND INCENTIVE PLAN
          The Trinity Industries, Inc. 1993 Stock Option and Incentive Plan, as amended from time to time (the “Plan”), is hereby further amended, effective as of May 6, 1997, as set forth below.
          Any term which is not defined below shall have the meaning set forth for such term in the Plan.
          1. Section 2 of the Plan is hereby amended to delete the definition of “Reorganization” contained therein.
          2. The last sentence of Section 10(a) of the Plan is amended and restated as follows:
The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.
          3. Section 10(c) of the Plan is hereby amended and restated as follows:
  (c) In the event of a Change in Control (as hereinafter defined), each stock option granted under the Plan shall become fully vested and exercisable.
  For purposes hereof, a “Change in Control” shall be deemed have occurred if the event set forth in any one of the following paragraphs shall have occurred:
        (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or
        (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997 or whose appointment, election or nomination for election was previously so approved or recommended; or
        (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial. Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of the company’s then outstanding securities; or
        (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
          4. Section 10 of the Plan is hereby amended by deleting subsections (d) and (e) thereof.
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

TRINITY INDUSTRIES, INC.

By:	/s/ W. Ray Wallace

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